Dated as of the 21st day of October, 1997

Talisman Energy Inc.

and

Montreal Trust Company of Canada

FIRST SUPPLEMENTAL INDENTURE

to the

TRUST INDENTURE

DATED AS OF SEPTEMBER 26, 1997

TABLE OF CONTENTS

THIS SUPPLEMENTAL INDENTURE made as of the 21st day of October, 1997.

BETWEEN:

Talisman Energy Inc., a corporation incorporated under the Canada Business Corporations Act and having its head office in the City of Calgary, in the Province of Alberta (the "Corporation")

OF THE FIRST PART

- and -

Montreal Trust Company of Canada, a trust corporation incorporated under the laws of Canada, having an office in the City of Calgary, in the Province of Alberta (the "Trustee")

OF THE SECOND PART

WITNESSETH THAT:

WHEREAS in and by an indenture (the "Trust Indenture") made as of September 26, 1997 between the Corporation and the Trustee, provision was made for the issue, in one or more series, by the Corporation of Debt Securities of the Corporation (the "Debt Securities") in an unlimited aggregate principal amount;

AND WHEREAS the proper officers of the Corporation have duly authorized the creation and issuance of a series of Debt Securities to be designated as 7¼% Debentures due October 15, 2027 (the "Debentures"), and to be limited to the aggregate principal amount of U.S. $300,000,000, the further terms and conditions thereof being hereinafter set forth, all in accordance with a resolution of the directors of the Corporation;

AND WHEREAS all necessary acts and proceedings have been done and taken to authorize the execution of this Supplemental Indenture and to make the same and the said series of Debentures, when executed and delivered by the Corporation and certified and delivered by the Trustee as provided in the Trust Indenture, as supplemented and amended by this Supplemental Indenture, legal, valid and binding upon the Corporation;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

NOW THEREFORE, it is hereby covenanted, agreed and declared as follows:

1. INTERPRETATIONS AND AMENDMENTS

1.1 Supplemental Indenture

"This Supplemental Indenture", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Supplemental Indenture and not to any particular Article, Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implement hereof.

1.2 Definitions in Trust Indenture

All terms contained in this Supplemental Indenture which are defined in the Trust Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Trust Indenture unless the context otherwise specifies or requires.

1.3 Interpretation not Affected by Headings

The division of this Supplemental Indenture into Articles and Sections, the provision of an table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Supplemental Indenture.

2. DEBENTURES

2.1 Form and Terms of Debentures

There shall be and is hereby created for issuance under the Trust Indenture a series of Debt Securities which shall consist of and be limited to Debentures in the aggregate principal amount of U.S. $300,000,000 and shall be designated as 7¼% Debentures due October 15, 2027.

The Debentures shall bear interest (subject to the provisions of Section 2.10 of the Trust Indenture) at the rate of 7¼% per annum (after as well as before maturity and after as well as before default, with interest on overdue interest at the same rate) payable semi-annually on April 15 and October 15 in each year, commencing on April 15, 1998, to holders of record on the preceding April 1 and October 1 respectively. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes only of the disclosure required by the *Interest Act* (Canada), and without affecting the amount of interest payable to a holder, the yearly rate of interest which is equivalent to the rate of interest payable on any Debenture is the rate of interest stated on the face of such Debenture multiplied by the number of days in the year and divided by 360. All payments in respect of the Debentures shall be made in immediately available funds.

The principal of the Debentures and the interest thereon shall be payable in lawful money of the United States at the office of the Trustee in the City of Calgary to the respective holders thereof.

The Debentures shall be issued as fully registered Debentures only in denominations of U.S. $1,000 and integral multiples thereof. The Debentures will be represented by one or more Global Debentures (collectively, the "Global Debenture") registered in the name of The Depository Trust

Company, as Depositary or its nominee (the "Depositary"). Upon the issuance of the Global Debenture, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debentures represented by the Global Debenture to the accounts of institutions that have accounts with the Depositary or its nominee ("Participants"). Accordingly, beneficial interests in the Debentures will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to Participants' interests) and such Participants (with respect to the owners of beneficial interests in such Global Debenture).

The Debentures and the certificate of the Trustee endorsed thereon shall be substantially in the form set out in Schedule A to this Supplemental Indenture with such appropriate insertions, omissions, substitutions and variations as the Trustee may approve and shall be numbered in such manner as the Trustee may approve, such approvals of the Trustee concerning any Debenture to be conclusively evidenced by its certification of such Debenture.

The registers referred to in Sections 2.14 and 3.2 of the Trust Indenture, as amended hereby, shall, with respect to the Debentures, be kept by and at the office of the Trustee in the City of Calgary, and at such other place or places as the Corporation with the approval of the Trustee may hereafter designate.

Notwithstanding the foregoing, if the Global Debenture is exchanged for individual Debentures in the limited circumstances described in the Trust Indenture, the principal of the Debentures and interest thereon shall be payable at the office in The City of New York of the Trustee or its agent and the registers referred to in Sections 2.14 and 3.2 of the Trust Indenture shall also be kept at the office in The City of New York of the Trustee or its agent.

2.2 Issuance of Debentures

Debentures in the aggregate principal amount of U.S. $300,000,000 shall be executed by the Corporation and delivered by it to the Trustee on the date of issue for certification and delivery pursuant to and in accordance with the provisions of Sections 2.4, 2.5 and 2.6 of the Trust Indenture, as amended herein, and, upon the requirements of such provisions being complied with, the Debentures shall be certified by or on behalf of the Trustee and delivered by it to or upon the written order of the Corporation without any further act or formality on the part of the Corporation. The Trustee shall have no duty or responsibility with respect to the use or application of any of the Debentures so certified and delivered or the proceeds thereof.

3. REDEMPTION AND PURCHASE OF DEBENTURES

3.1 Redemption of Debentures

The Debentures shall be redeemable, in whole or in part, at the option of the Corporation (in the manner and in accordance with and subject to the provisions set forth in the Trust Indenture, as amended), at any time at a redemption price equal to the greater of:

(a) 100% of their principal amount; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 12.5 basis points;

plus in each case accrued interest to the date of redemption.

3.2 Additional Definitions

For the purposes of this Supplemental Indenture, the following expressions shall have the following meanings:

"Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

"Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debentures;

"Independent Investment Banker" means one of the Reference Dealers selected by the Corporation;

"Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Corporation is unable to obtain three such Reference Treasury Dealer Quotations, the average of all such Quotations;

"Reference Treasury Dealer Quotations" means with respect to each Reference Dealer and any redemption date, the average, as determined by the Corporation, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage principal amount) quoted in writing to the Corporation by such Reference Dealer at 5:00 p.m. on the third business day preceding such redemption date.

"Reference Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc and UBS Securities LLC and their respective successors; provided,

however, that if any of the foregoing Reference Dealers shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer.

3.3 Purchase of Debentures

At any time when the Corporation is not in default under the Trust Indenture, the Corporation may purchase Debentures in the market (which shall include purchases from or through an investment dealer or firm holding membership on a recognized stock exchange) or by tender to all holders of Debentures or by private contract at any price.

4. GENERAL

4.1 Indenture Supplemental to Trust Indenture

This Supplemental Indenture is supplemental to the Trust Indenture and the Trust Indenture and the Debentures issued thereunder shall, from this date forward, be read in conjunction with this Supplemental Indenture. The Trust Indenture and this Supplemental Indenture shall, from this date forward, have effect so far as practicable as if all the provisions of the Trust Indenture and this Supplemental Indenture were contained in one instrument.

4.2 Acceptance of Trust

The Trustee hereby accepts the trusts in this Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein before set forth in trust for the various persons who shall from time to time be Debenture holders subject to all the terms and conditions herein set forth.

4.3 Counterparts and Formal Date

This Supplemental Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date first above written.

IN WITNESS WHEREOF the parties hereto have executed this Supplemental Indenture on the date first above written.

TALISMAN ENERGY INC.

Per: ______________________
Name: Bruce G. Waterman
Title: Vice-President, Finance and
Chief Financial Officer

Per: ______________________
Name: M. Jacqueline Sheppard
Title: Vice-President, Legal and
Corporate Projects and
Corporate Secretary

MONTREAL TRUST COMPANY OF CANADA

Per: ______________________
Name: M. Rose Guidolin
Title: Assistant Vice-President and
Deputy Branch Manager
Western Region,
Corporate Trust Services Branch

P[redacted]
Name: Anne DeWaele
Title: Trust Officer
Corporate Trust Services

Schedule A

to the Supplemental Indenture dated as of October 21, 1997 made between Talisman Energy Inc. and Montreal Trust Company of Canada, as Trustee.

Form of Debentures

[Insert if the Debenture is a Global Debenture: **THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE TRUST INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY"), A NEW YORK CORPORATION, OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OR TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST INDENTURE.**

Unless this certificate is presented by an authorized representative of the Depositary to the Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

TALISMAN ENERGY INC.

(organized under the laws of Canada)

7¼% Debentures due October 15, 2027

No. • **CUSIP 87425E AE 3** **U.S. $•**

FOR VALUE RECEIVED, TALISMAN ENERGY INC. (hereinafter called the "Corporation") acknowledges itself indebted and hereby promises to pay to:

or registered assigns, on the 15th day of October, 2027 or on such earlier date as the principal monies may become due in accordance with the provisions of the Trust Indenture hereinafter mentioned, the principal sum of • in immediately available funds, in lawful money of the United States on presentation and surrender of this Debenture at the office of Montreal Trust Company of Canada (the "Trustee") in the City of Calgary, and to pay interest on the principal amount hereof from October 21, 1997 or from the last interest payment date to which interest shall have been paid or made available for payment on the outstanding 7¼% Debentures due October 15, 2027 (the "Debentures"), whichever is later, at the rate of 7¼% per annum payable semiannually in like money, on April 15 and October 15 in each year commencing April 15, 1998; and should the Corporation at any time make default in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money. The first payment of interest shall be made on April 15, 1998 on the basis of U.S. $35.04 per U.S. $1,000 of Debentures. The interest payable, and punctually paid or duly provided for, on an interest payment date, will, as provided in such Trust Indenture, be paid to the person in whose name this Debenture is

registered at the close of business on the preceding April 1 or October 1. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such regular record date and may either be paid to the person in whose name this Debenture is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the holders of Debentures of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner, all as more fully provided in said Trust Indenture. As interest on this Debenture becomes due (except interest payable at maturity, which, at the option of the Corporation, may be paid upon presentation and surrender of this Debenture for payment), the Corporation will forward or cause to be forwarded by prepaid post to the registered address of the holder for the time being of this Debenture or, in the case of joint holders, to the registered address of one of such joint holders, a cheque negotiable at par at any of the foregoing places, or will wire transfer such interest, less any tax required to be deducted, to the order of such holder or, in the case of joint holders, to the order of such joint holders. The forwarding of such cheque or payment by wire transfer shall satisfy and discharge the liability for interest upon this Debenture to the extent of the sum or sums represented thereby (plus the amount of any tax deducted as aforesaid) unless any such cheque be not paid on presentation.

This Debenture is one of the duly authorized Debt Securities issued under and entitled to the benefits of a trust indenture made as of September 26, 1997 between the Corporation and the Trustee, as supplemented and amended (herein called the "Trust Indenture"). Reference is hereby made to the Indenture for a description of the terms and conditions upon which the Debentures are issued or may be issued and held and the rights of the holders of Debentures issued and to be issued thereunder and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Trust Indenture were herein set forth, to all of which provisions the holder of this Debenture by acceptance hereof assents.

Debt Securities may from time to time be issued without limitation as to aggregate principal amount upon the terms and subject to the restrictions set forth in the Trust Indenture. Debt Securities to the aggregate principal amount of U.S. $300,000,000 have been authorized for immediate issue as Debentures (of which this is one).

This Debenture is a direct obligation of the Corporation but is not secured by any mortgage, pledge or other charge.

This Debenture is redeemable, in whole or in part, at the option of the Corporation, upon the terms set forth in the Trust Indenture, at any time at a redemption price equal to the greater of its principal amount and the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Trust Indenture), plus 12.5 basis points, plus in each case accrued interest to the date of redemption.

This Debenture will not be entitled to the benefit of a sinking fund.

At any time when the Corporation is not in default under the Trust Indenture, the Corporation may purchase Debentures subject to the terms set forth in the Trust Indenture, in the market

(which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender to all holders of Debentures or by private contract at any price.

The principal hereof may also become or be declared due before regular maturity on the conditions, in the manner, with the effect at the times set forth in the Trust Indenture.

If an Event of Default with respect to the Debentures shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Trust Indenture.

This Debenture is subject to the provisions in the Trust Indenture on defeasance.

The Trust Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Debentures to be affected under the Trust Indenture at any time by the Corporation and the Trustee with the consent of the holders of at least 66 2/3% of the principal amount of the Debentures then outstanding.

The Trust Indenture contains provisions for holding meetings of holders of Debentures and for making binding upon all holders of Debentures extraordinary resolutions passed at such meetings in accordance with such provisions and instruments in writing signed by the holders of a specified majority of the Debentures outstanding.

No reference herein to the Trust Indenture and no provision of this Debenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of, and any premium and interest on, this Debenture at the times, place and rate, and in the currency, herein prescribed.

No transfer of this Debenture shall be valid unless made on the registers to be kept at the office of the Trustee in the City of Calgary and at such other place or places (if any) as the Corporation with the approval of the Trustee may designate, by the registered holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe. The person in whose name this Debenture shall be registered shall be deemed and regarded as the owner hereof for all purposes of the Trust Indenture and payment of or on account of the principal hereof and interest hereon shall be made only to or upon the order in writing of such registered holder.

Notwithstanding the foregoing, if the Global Debenture referred to in the Trust Indenture is exchanged for individual Debentures in the limited circumstances described in the Trust Indenture, the principal of the Debentures and interest thereon shall be payable at the office in The City of New York of the Trustee or its agent and the registers referred to in Sections 2.14 and 3.2 of the Trust Indenture shall also be kept at the office in The City of New York of the Trustee or its agent.

This Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee for the time being under the Trust Indenture.

IN WITNESS WHEREOF TALISMAN ENERGY INC. has caused this Debenture to be sealed with its corporate seal and to be signed by its duly appointed officers this •day of •, •.

TALISMAN ENERGY INC.

Per: ____________________________

Per: ____________________________

This is one of the 7¼% Debentures due October 15, 2027 referred to in the Trust Indenture within mentioned

MONTREAL TRUST COMPANY OF CANADA (TRUSTEE)

Per:

Date of Certification: